UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2021

HCA Healthcare, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	27-3865930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee	37203
(Address of Principal Executive Offices)	(Zip Code)

(615) 344-9551

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	HCA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of $2,350,000,000 aggregate principal amount of senior secured notes

Overview

On June 30, 2021, HCA Inc. (the “Issuer”), a direct, wholly owned subsidiary of HCA Healthcare, Inc. (the “Parent Guarantor”), completed the public offering of $2,350,000,000 aggregate principal amount of its senior secured notes, consisting of (i) $850,000,000 aggregate principal amount of 2 3/8% Senior Secured Notes due 2031 (the “2031 Notes”) and (ii) $1,500,000,000 aggregate principal amount of 3 1/2% Senior Secured Notes due 2051 (the “2051 Notes” and, together with the 2031 Notes, the “Notes”), each guaranteed on a senior unsecured basis by the Parent Guarantor and on a senior secured basis by certain of the Issuer’s subsidiaries (together with the Parent Guarantor, the “Guarantors”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Issuer’s and the Guarantors’ shelf registration statement on Form S-3, filed on August 9, 2018, as amended (File No. 333-226709) (the “Registration Statement”), as supplemented by the prospectus supplement dated June 21, 2021, previously filed with the Securities and Exchange Commission under the Securities Act.

On June 30, 2021, the Notes were issued pursuant to an Indenture, dated as of August 1, 2011 (the “Base Indenture”), among the Issuer, the Parent Guarantor, Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent (the “Registrar”), as amended and supplemented by (i) the Supplemental Indenture No. 27, dated as of June 30, 2021, among the Issuer, the Guarantors, the Trustee and the Registrar, relating to the 2031 Notes (together with the Base Indenture, the “2031 Notes Indenture”) and (ii) the Supplemental Indenture No. 28, dated as of June 30, 2021, among the Issuer, the Guarantors, the Trustee and the Registrar, relating to the 2051 Notes (together with the Base Indenture, the “2051 Notes Indenture” and, together with the 2031 Notes Indenture, the “Indentures”).

Net proceeds from the offering of the Notes, after deducting underwriter discounts and estimated offering expenses, are estimated to be approximately $2.314 billion. The Issuer used a combination of cash and the net proceeds from the offering of the Notes and from the Credit Agreement Transactions (as defined below) to repay all of HCA Inc.’s outstanding $1.455 billion senior secured term loan B-12 facility and $1.131 billion senior secured term loan B-13 facility under the Cash Flow Credit Facility (as defined below), and for general corporate purposes.

The following is a brief description of the terms of the Notes and the Indentures.

Maturity and Interest Payment Dates

The 2031 Notes will mature on July 15, 2031, and the 2051 Notes will mature on July 15, 2051. Interest on the Notes will be payable semi-annually, on January 15 and July 15 of each year, commencing on January 15, 2022, to holders of record on the preceding January 1 and July 1, as the case may be.

Ranking

The Notes are the Issuer’s senior secured obligations and: (i) rank senior in right of payment to any of its existing and future subordinated indebtedness, (ii) rank equally in right of payment with any of its existing and future senior indebtedness, (iii) are effectively senior in right of payment to any unsecured indebtedness to the extent of the collateral securing the Notes, (iv) are effectively equal in right of payment with indebtedness under its cash flow credit facility and the existing first lien notes to the extent of the collateral securing such indebtedness, (v) are effectively subordinated in right of payment to all indebtedness under its asset-based revolving credit facility to the extent of the shared collateral securing such indebtedness, and (vi) are structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of its non-guarantor subsidiaries (other than indebtedness and liabilities owed to it or one of its subsidiary guarantors).

Guarantees

The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Parent Guarantor and on a senior secured basis by each of the Issuer’s existing and future direct or indirect wholly owned domestic subsidiaries that guarantees its obligations under its senior secured credit facilities (except for certain special purpose subsidiaries that only guarantee and pledge their assets under the Issuer’s asset-based revolving credit facility).

Security

The Notes and related subsidiary guarantees are secured by first-priority liens, subject to permitted liens, on certain of the assets of the Issuer and the subsidiary guarantors that secure the Issuer’s cash flow credit facility and the existing first lien notes on a pari passu basis, including: (i) substantially all of the capital stock of substantially all wholly owned first-tier subsidiaries of the Issuer or of subsidiary guarantors of the existing first lien notes (but limited to 65% of the stock of any such wholly-owned first-tier subsidiary that is a foreign subsidiary) subject to certain limited exceptions; and (ii) substantially all tangible and intangible assets of the Issuer and each subsidiary guarantor, other than (1) other properties that do not secure the Issuer’s senior secured credit facilities, (2) certain deposit accounts, other bank or securities accounts and cash, (3) leaseholds and certain other exceptions; provided that, with respect to the portion of the collateral comprised of real property, the Issuer will have up to 90 days following the issue date of the Notes to complete those actions required to perfect the first-priority lien on such collateral and (4) certain receivables collateral that only secures the Issuer’s asset-based revolving credit facility, in each case subject to exceptions, and except that the lien on properties defined as “principal properties” under the Issuer’s existing indenture dated as of December 16, 1993 so long as such indenture remains in effect, will be limited to securing a portion of the indebtedness under the Notes, the Issuer’s cash flow credit facility and the existing first lien notes that, in the aggregate, does not exceed 10% of the Issuer’s consolidated net tangible assets.

The Notes and the related subsidiary guarantees will be secured by second-priority liens, subject to permitted liens, on certain receivables of the Issuer and the subsidiary guarantors that secure the Issuer’s asset-based revolving credit facility on a first-priority basis.

In the event that each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services issues an investment grade rating with respect to both the Notes and the “corporate family rating” (or comparable designation) for the Parent Guarantor and its subsidiaries, the collateral securing the Notes and the related subsidiary guarantees will be released. In addition, to the extent the collateral is released as security for the Issuer’s senior secured credit facilities, it will also be released as security for the Notes and for the related subsidiary guarantees.

Covenants

The Indentures contain covenants limiting the Issuer’s and certain of its subsidiaries’ ability to: (i) create liens on certain assets to secure debt, (ii) engage in certain sale and lease-back transactions, and (iii) in the case of the Issuer, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets. These covenants are subject to a number of important limitations and exceptions.

Optional Redemption

The Indentures permit the Issuer to redeem some or all of the Notes at any time at the redemption prices set forth in the applicable Indenture.

Change of Control

Upon the occurrence of a change of control, as defined in the Indentures, each holder of the Notes has the right to require the Issuer to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

Events of Default

The Indentures also provide for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

Amendment and Restatement of Cash Flow Credit Agreement

On June 30, 2021, the Issuer amended and restated its senior secured credit facility (the “Cash Flow Credit Facility”) to, among other things, (i) replace the existing $1.071 billion Tranche A-6 term loans with a new Term Loan A tranche of term loans in an aggregate principal amount of $1.500 billion (the “Term Loan A”), maturing on June 30, 2026, (ii) replace the existing $1.455 Tranche B-12 term loans and $1.131 Tranche B-13 term loans with a new Term Loan B tranche of term loans in an aggregate principal amount of $500 million (the “Term Loan B”), maturing on June 30, 2028, (iii) replace the existing revolving credit commitments with a new tranche of revolving credit commitments, maturing on June 30, 2026, and (iv) reduce the interest rate margin applicable to all loans made under the Cash Flow Credit Facility (the foregoing amendments, the “Cash Flow Refinancing Transactions”). We did not incur additional indebtedness as a result of the Cash Flow Refinancing Transactions above the refinanced amount, other than amounts covering certain fees and expenses associated with the refinancing.

Amendment and Restatement of ABL Credit Agreement

On June 30, 2021, the Issuer amended and restated its $3.750 billion senior secured asset-based revolving credit facility to, among other things, replace the existing revolving credit loans and commitments with a new tranche of revolving credit loans and commitments in an aggregate principal amount of up to $4.500 billion, maturing on June 30, 2026 (the “ABL Refinancing Transactions” and, together with the Cash Flow Refinancing Transactions, the “Credit Agreement Transactions”). The proceeds of the revolving loans incurred pursuant to this amendment and restatement were used to pay off in full all loans outstanding under the senior secured asset-based revolving credit facility, which were $80 million at March 31, 2021. We did not incur additional indebtedness as a result of the ABL Refinancing Transactions above the refinanced amount, other than amounts covering certain fees and expenses associated with the refinancing.

Intercreditor Arrangements

First Lien Intercreditor Agreement

Bank of America, N.A., as collateral agent for the existing first lien notes and obligations under the cash flow credit facility (the “First Lien Collateral Agent”), Bank of America, N.A., as authorized representative of the lenders under the cash flow credit facility (the “Administrative Agent”), and Law Debenture Trust Company of New York, as authorized representative of the holders of the existing first lien notes, entered into a First Lien Intercreditor Agreement, dated as of April 22, 2009, with respect to the collateral (the “Collateral”) that secures the cash flow credit facility, the existing first lien notes and the Notes and may secure additional first lien obligations (“Additional First Lien Obligations”) permitted to be incurred under the Issuer’s debt instruments and designated as Additional First Lien Obligations for purposes of the First Lien Intercreditor Agreement, the Security Agreement and the Pledge Agreement. The Notes and related subsidiary guarantees became subject to the First Lien Intercreditor Agreement as of June 30, 2021. Pursuant to an Additional First Lien Secured Party Consent dated as of June 30, 2021, Bank of America, N.A. was also appointed as collateral agent for the holders of the Notes, and therefore the Notes and related subsidiary guarantees became subject to the First Lien Intercreditor Agreement as of that date.

Additional Receivables Intercreditor Agreement

In addition, the First Lien Collateral Agent and Bank of America, N.A., as collateral agent (the “ABL Collateral Agent”) in connection with the asset-based revolving facility, entered into an Additional Receivables Intercreditor Agreement, dated as of June 30, 2021, by which the Notes are given the same ranking, rights, privileges and obligations with respect to certain receivables collateral that secures the asset-based revolving credit facility on a first-priority basis and the Notes, cash flow credit facility and the existing first lien notes on a second-priority basis.

The foregoing descriptions of the Notes, the Indentures (including the forms of the Notes), Security and Intercreditor Agreements and Credit Agreement Transactions are qualified in their entirety by the terms of the applicable agreements. Please refer to such agreements, which are incorporated herein by reference and attached hereto as Exhibits 4.1 through 4.11.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Indenture dated as of August 1, 2011, among HCA Inc., the guarantors named on Schedule I thereto, Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent (filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-226709) and incorporated herein by reference)

4.2	Supplemental Indenture No. 27, dated as of June 30, 2021, among HCA Inc., HCA Healthcare, Inc., the subsidiary guarantors named therein, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent

4.3	Supplemental Indenture No. 28, dated as of June 30, 2021, among HCA Inc., HCA Healthcare, Inc., the subsidiary guarantors named therein, Delaware Trust Company, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent

4.4	Form of Global Notes representing the 2031 Notes (included in Exhibit 4.2)

4.5	Form of Global Notes representing the 2051 Notes (included in Exhibit 4.3)

4.6	Security Agreement, dated as November 17, 2006, and amended and restated as of March 2, 2009, among HCA Inc., the Subsidiary Grantors named therein and Bank of America, N.A., as Collateral Agent (filed as Exhibit 4.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 001-11239), and incorporated herein by reference)

4.7	Pledge Agreement, dated as of November 17, 2006, and amended and restated as of March 2, 2009, among HCA Inc., the Subsidiary Pledgors named therein and Bank of America, N.A., as Collateral Agent (filed as Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (File No. 001-11239), and incorporated herein by reference)

4.8	First Lien Intercreditor Agreement, dated as of April 22, 2009, among Bank of America, N.A. as Collateral Agent, Bank of America, N.A. as Authorized Representative under the Credit Agreement and Law Debenture Trust Company of New York as the Initial Additional Authorized Representative (filed as Exhibit 4.5 to the Registrant’s Current Report on Form 8-K filed April 28, 2009, and incorporated herein by reference)

4.9	Additional Receivables Intercreditor Agreement, dated as of June 30, 2021, by and between Bank of America, N.A., as ABL Collateral Agent, and Bank of America, N.A., as First Lien Collateral Agent

4.10	Restatement Agreement dated as of June 30, 2021, by and among HCA Inc., as borrower, the guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto

4.11	Restatement Agreement dated as of June 30, 2021, by and among HCA Inc., as borrower, the subsidiary borrowers party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto

5.1	Opinion of Robert A. Waterman, Senior Vice President and General Counsel to HCA Inc.

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP

23.1	Consent of Robert A. Waterman, Senior Vice President and General Counsel to HCA Inc. (included in Exhibit 5.1)

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA HEALTHCARE, INC. (Registrant)

By:	/s/ J. William B. Morrow
J. William B. Morrow
Senior Vice President – Finance and Treasurer

Date: June 30, 2021